TECHNOLOGY LICENSE AND ADMINISTRATIVE SERVICES AGREEMENT

         The terms of this Technology License and Administrative Services Agreement ("AGREEMENT") are agreed to by and between Lake Chelan Community Hospital ("HOSPITAL") and Hythiam, Inc. ("HYTHIAM") (each a "PARTY" and collectively "THE PARTIES").

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     AGREEMENT EFFECTIVE DATE:   5-10-04

     TERM OF AGREEMENT: The initial term of this Agreement shall commence on the Effective Date and continue until the fifth (5th) anniversary of the Effective Date, unless earlier terminated as set forth in Section 10 ("INITIAL TERM"). The Agreement shall automatically renew for additional one year terms unless earlier terminated by either Party as set forth in
     Section 10 (each a "RENEWAL TERM"), unless either Party gives the other Party written notice of termination on or before ninety (90) days prior to the end of the Initial Term or any Renewal Term. The term of this Agreement shall be the Initial Term plus any Renewal Terms ("TERM").

  LAKE CHELAN COMMUNITY HOSPITAL                        HYTHIAM, INC.


By:      Larry Peterson                      By:      Chuck Timpe
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Title:   CEO/Adminstrator                    Title:   CFO
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Address: PO Box 908
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         Chelan, WA 98816
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Contact:                                     Contact:
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Phone:                                       Phone:
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E-mail:                                      E-mail:
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ATTACHMENTS: Schedule A; Schedule B: Authorized Users; Schedule C: Business
Associate/Data Use Agreement

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                                 AGREEMENT TERMS

1        PURPOSES

         Hythiam provides through its proprietary protocols for treatment of substance abuse, its Data Collection and Data Reports (as defined in Section 4.2) and other associated Hythiam Intellectual Property (as defined in Section 7.5) and other Services (as defined in Section 4), a process for use by health care providers and others in screening, diagnosing and/or treating patients with or suspected of addiction to cocaine and/or alcohol and related conditions (collectively "LICENSED TECHNOLOGY"). Hospital desires to be able to offer to its patients and third party payers services that include use of the Licensed Technology.

2        AUTHORITY AND RELATIONSHIP OF THE PARTIES

         Hospital and Hythiam are and shall remain independent contractors throughout the Term. Nothing in this Agreement shall be construed to constitute Hospital and Hythiam as partners, joint venturers, agents or anything other than independent contractors.

3        HYTHIAM LICENSE

3.1      Grant of License Rights to Hospital

         Subject to the terms and conditions of this Agreement, Hythiam hereby grants to and Hospital hereby accepts, a limited nontransferable, restricted,


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non-exclusive, revocable, commercial license to operate and use the Licensed
Technology identified generally in more detail on Schedule A at the Hospital location(s) identified on Schedule A for the purposes set forth on Schedule A without the right to sublicense the foregoing rights ("HYTHIAM LICENSE"). Hospital acknowledges that (i) this Agreement does not transfer any interest in the ownership or title of any portion of the Licensed Technology; and (ii) Hospital does not own any portion of the Licensed Technology.

3.2      Term of License

         The Hythiam License shall terminate simultaneously with the expiration or termination for any reason of this Agreement.

3.3      License Restrictions

         Hospital may use all or any part of the Hythiam Licensed Technology only for the purposes set forth in this Agreement. Without limiting the generality of the foregoing, Hospital shall not, nor shall permit any third party to, (a) copy, modify, market, reproduce, sell or distribute the Hythiam Licensed Technology other than as actually necessary and then only in strict accordance with this Agreement for delivery of patient care services and billing third parties for reimbursement of those services; (b) make the Licensed Technology or Services available to any Person, except Hospital Personnel or Staff Physicians (as those terms are defined in Section 4.1) who have been authorized by Hythiam in writing as set forth on Schedule A and who have been informed of by Hospital, and are bound by, the terms and conditions of this Agreement; (c) modify or create derivative works based upon the Licensed Technology; (d) rent, lease, grant a security interest in, or otherwise transfer or attempt to transfer any rights in or to the Licensed Technology; or (e) remove, alter or deface any legends, restrictions, product identification, copyright, trademark or other proprietary notices from the Licensed Technology.

3.4      Hospital Obligations

         Hospital shall (a) keep the Licensed Technology free and clear of any and all claims, liens and encumbrances incurred or caused by Hospital, (b) notify Hythiam promptly if and when it becomes aware of any use or disclosure of all or part of the Licensed Technology not authorized by this Agreement, and (c) be responsible for all the cost and all liability or risk of loss associated with the use by Hospital of the Licensed Technology as contemplated by and in this Agreement. THE RIGHTS SET FORTH IN THIS SECTION 3 REPRESENT HOSPITAL'S ONLY RIGHTS WITH RESPECT TO THE USE OF ALL OR ANY PORTION OF THE LICENSED TECHNOLOGY. ANY USE OF ALL OR ANY PORTION OF THE LICENSED TECHNOLOGY OUTSIDE THE SCOPE OF SUCH RIGHTS IS STRICTLY PROHIBITED.

4        HYTHIAM SERVICES

4.1      Provision of Licensed Technology

         Hythiam will deliver to Hospital the Licensed Technology as set forth on Schedule A. Only Hospital employees and non-physician independent contractors (collectively "HOSPITAL PERSONNEL") or physicians practicing at Hospital ("STAFF PHYSICIANS") authorized by Hythiam as set forth on Schedule A shall have access to or use the Licensed Technology, and only in accordance with this Agreement.

4.2      Data Collection and Reporting

         Hythiam has developed proprietary business processes that it uses to process and report data generated from the use of the Licensed Technology ("DATA REPORTS"). As part of the Services, Hythiam will collect encounter, treatment and outcomes data on behalf of Hospital, including follow-up patient surveys, and will provide, or arrange for the provision of, Data Reports to Hospital for treatment performed by or on behalf of Hospital using the Licensed Technology, all as set forth in more detail on Schedule A ("DATA COLLECTION AND Reports").

4.3      Marketing Services

         Hythiam will perform marketing services on behalf of Hospital to promote Hospital's use of the Licensed Technology as set forth in more detail in Schedule A ("MARKETING SERVICES").


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4.4      After Care Services

         On Hospital's behalf, Hythiam will arrange for Aftercare (as defined in Schedule A) for Hospital patients treated using the Licensed Technology as set forth in more detail on Schedule A ("AFTERCARE SERVICES").

4.5      Education Services

         As part of the Services, Hythiam will provide education and training to Hospital Personnel and Staff Physicians who are Authorized Users as reasonably necessary concerning the implementation and use of the Licensed Technology ("EDUCATION SERVICES"). These Education Services shall be informational only and will not reduce or limit in any way Hospital's responsibility for clinical services provided using the Licensed Technology as set forth in Section 6.2 and elsewhere in this Agreement.

4.6      Performance Standards

         Hythiam will provide the Licensed Technology as set forth in Section 4.1, the Data Collection and Reporting as set forth in Section 4.2, the Marketing Services as set forth in Section 4.3, the Aftercare Services as set forth in Section 4.4, and the Education Services as set forth in Section 4.5 (collectively "SERVICES") in a competent and timely manner, and in compliance with all applicable Laws (as defined in Section 15.12).

4.7      Hythiam Services Director

         Hythiam will reimburse Hospital for one-half (1/2) the cost of an agreed-upon salary and benefits for a Hospital employee approved by Hythiam to oversee the delivery of the Services to Hospital and perform all tasks as requested by Hythiam that are reasonably related to delivery of the Services ("HYTHIAM SERVICES DIRECTOR"). Notwithstanding the foregoing, Hythiam shall in its sole discretion have the right at any time during the Term upon thirty (30) days advance written notice to Hospital to provide and fully fund a Hythiam employee to be the Hythiam Services Director and, in that event, shall have no obligation or liability to Hospital or the Hospital employee that was the Hythiam Services Director with respect to termination of that employee's role and duties. Hospital acknowledges and agrees that in order to provide the Data Collection and Reporting and the Educational Services, the Hythiam Services Director and other Hythiam personnel will require access to patient treatment sessions. Hospital agrees to allow and facilitate this access, including the obtaining of any and all necessary patient authorizations or consents. Hospital shall require all Hospital Personnel to cooperate with the Hythiam Services Director with respect to the delivery of the Services.

4.8      Space; Ancillary and Support Services

         Hospital agrees that it will provide treatment using the Licensed Technology to patients in a non-discriminatory manner, available seven (7) days a week, in space at least comparable to that in which it generally provides patient care services, and with the provision of ancillary (e.g., laboratory, radiology, blood banking) and support (e.g., housekeeping, pharmacy, dietary, security) services as reasonably necessary and in accordance with standards of timeliness and quality consistent with its provision of other patient care services. In addition, Hospital shall make available appropriate office space on-site for Hythiam personnel who are involved in providing the Services.

4.9      Billing and Collection Services

         Hospital agrees to provide or arrange for the provision of billing and collection services for treatment provided by Hospital using the Licensed Technology and to provide those services in a non-discriminatory manner with the timeliness and quality of those services consistent with Hospital's billing and collection provided for its other patient care services.

4.10     Hospital Liaison

         Hospital shall appoint a Hospital representative who will be reasonably available to, and coordinate and consult with, the Hythiam Services Director to facilitate the provision of the Services.


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5        FINANCIAL TERMS

5.1      License and Services Fees; Aftercare Fees

         During the Term of this Agreement, Hospital shall pay Hythiam the License and Services Fees and Aftercare Fees (collectively, "FEES") as set forth on Schedule A. During the Term the Fees may be modified only by mutual agreement of the Parties. Any and all services requested by Hospital and provided by Hythiam other than those set forth in Section 4 shall be subject to additional fees to be agreed upon by the Parties.

5.2      Payment Terms

         Hythiam will provide Hospital with reports and invoices no more frequently than every two weeks and no less frequently than monthly ("INVOICES") for the Fees due Hythiam by mailing or delivering them to the Hospital address and person identified on the first page of this Agreement. Hospital will pay Hythiam within [HC-01 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] ([HC-02 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]) days after receipt by Hospital of each undisputed Hythiam Invoice. Notwithstanding any other provision of this Agreement and subject to the terms of the Aftercare Services set forth in Schedule A, Hythiam in no event or circumstance is or shall be responsible for any costs of, or related to, patient care provided by Hospital, or extended or unanticipated care required for patients treated using the Licensed Technology.

5.3      Monthly Reconciliation

         To facilitate payment and compliance with the terms of this Agreement, the Parties will meet no less frequently than monthly and no more frequently than every two weeks for purposes of reconciling payments and fees. In preparation for this meeting, Hospital shall provide Hythiam with a list of all patients receiving treatment during the prior month utilizing the Licensed Technology and shall pay to Hythiam any additional Fees resulting from the reconciliation within thirty (30) days following the date of the reconciliation meeting. Each Party will provide reasonable access to its books and records regarding any and all detail reasonably necessary to reconcile payments and ensure Hythiam receives the Fees in compliance with this Agreement. In addition, Hospital will investigate and resolve promptly and thoroughly any evidence that all or any part of the Licensed Technology is being used at Hospital in cases that are not reported for purposes of this Section 5. Any such unreported uses of the Licensed Technology shall be promptly included by Hospital in a revised accounting and additional Fees, if any, that are owed in accordance with this Agreement, shall be paid by Hospital to Hythiam within thirty (30) days.

5.4      Payer Contracts

         Hospital and Hythiam each will use best efforts to identify opportunities to include reimbursement for treatment utilizing the Licensed Technology in, and will use commercially reasonable efforts to negotiate amendments to, Hospital's existing payer contracts (and to identify prospects and negotiate all future payer contracts) to arrange for inclusion of coverage for treatment utilizing the Licensed Technology, including contracts with HMOs, PPOs, other managed care companies, insurers, employers, unions, employee assistance programs or vendors, behavioral health programs or vendors, or other third-party payers.

6        GOVERNING TERMS AND OBLIGATIONS

6.1      Use of Licensed Technology

         Hospital agrees that its use of the Licensed Technology will be in strict accordance with the procedures provided by Hythiam and will comply with all applicable Laws and third party payer requirements. Only Hospital Personnel or Staff Physicians who have received education and training on the use of the Licensed Technology may use it and Hospital will ensure (and provide Hythiam with evidence satisfactory to Hythiam) that all Hospital Personnel or Staff Physicians who use any or all of the Licensed Technology on its behalf are bound by the applicable terms of this Agreement and will have and maintain, all training, licenses, approvals, certification, equipment and information necessary for them to safely and properly use the Licensed Technology. Hospital will report promptly to Hythiam any knowledge it acquires that the Licensed


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Technology is being used in a manner not in strict accordance with this Section
6.1, or otherwise with this Agreement. Notwithstanding the foregoing, this
Section 6.1 is not intended to restrict or limit in any way each Staff Physician's responsibility to exercise his or her clinical judgment in treating patients, but instead to protect Hythiam's interest in and to its Licensed Technology and the integrity of that Licensed Technology.

6.2      Clinical Activities

         The Licensed Technology is provided by Hythiam to Hospital and/or to any Hospital Personnel or Staff Physicians as additional points of information and not, in whole or in part, as medical advice, diagnosis or treatment recommendations. The Parties acknowledge and agree that Hythiam in performing its obligations under this Agreement is providing access to technology and technology services only and will not be delivering patient care and will not be sponsoring or performing human subjects research. Hospital, as between the Parties, and/or Staff Physicians, as appropriate consistent with applicable Law, control and are fully responsible for any and all patient care, Aftercare and/or research activity delivered by Hospital, Hospital Personnel, or Staff Physicians using the Licensed Technology. Hospital Personnel and Staff Physicians shall at all times exercise their independent medical judgments when treating patients, providing Aftercare, referring to other providers, or performing research using the Licensed Technology.

6.3      Hospital Charges

         Hospital charges for provision of care using the Licensed Technology are set forth on Schedule A. Hospital agrees that its intent is to provide clinical services utilizing the Licensed Technology at commercially reasonable market rates. Accordingly, if and when Hospital revises its charges for clinical care utilizing the Licensed Technology, Hospital will provide advance notice to Hythiam and will consider in good faith any recommendations provided by Hythiam with respect to the relationship of those changes to market rates. Notwithstanding the foregoing, Hospital is solely responsible for setting its charges for clinical services or research activities performed using the Licensed Technology or Services and for the compliance of those charges with applicable Laws.

6.4      Billing and Collections

         In billing any charges to patients or third-party payers that include clinical services or research activities performed using the Licensed Technology or Services, Hospital shall comply with the provisions of 18 U.S.C. ss. 1347, with Medicare/Medicaid and other Federal Health Care Program billing requirements, and with the False Claims Act, 31 U.S.C. ss. 3729, et seq., and any and all other applicable Laws.

6.5      Subject Data

         Hythiam acknowledges and agrees that, as between the Parties, all patient medical records shall be the property of Hospital. Hospital agrees that Hythiam shall have access at all times to all patient records for patients provided care using the Licensed Technology. In addition, Hospital shall provide to Hythiam for prompt downloading and/or processing in an agreed upon format all patient data collected or maintained by Hospital, Hospital Personnel or Staff Physicians with respect to each individual provided care using all or part of the Licensed Technology ("SUBJECT DATA"). The Business Associate/Data Use Agreement attached to this Agreement as Schedule C shall govern the use and disclosure by Hythiam of the Subject Data.

6.6      Patient Data Consents

         Hospital shall be solely responsible for obtaining any and all necessary patient consents, authorizations and approvals required by applicable Laws or Hospital policy for Hythiam's delivery of the Services, Hospital's use of the Licensed Technology and the provision of the Subject Data to Hythiam, all in accordance with this Agreement, including but not limited to any authorizations or consents necessary for disclosure of data to Hythiam by Aftercare providers.

6.7      Government Submissions

         Hythiam shall assist Hospital in the preparation of, and Hospital shall consult Hythiam far enough in advance to allow for Hythiam's substantive input


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concerning, all reports, statements, declarations, and the like required to be made to governmental entities (including but not limited to cost, payment and reimbursement requests and reports) with respect to patient care provided by Hospital or Staff Physicians using the Licensed Technology. Hospital shall cooperate in making any such submissions, which will not be prepared according to any policies or methodologies that discriminate against care provided using the Licensed Technology, and shall file the same. Notwithstanding the foregoing, Hospital shall notify Hythiam prior to submission of any reimbursement requests to governmental payers for care using the Licensed Technology. This Section 6.7 does not limit Hospital's sole responsibility for the content of these submissions for reimbursement, nor does it create any responsibility on the part of Hythiam for that content, but instead is intended only as protection against Hospital's discretionary discrimination against care provided using the Licensed Technology.

6.8      Payor Submissions

         Hythiam shall assist Hospital in the preparation of, and Hospital shall consult Hythiam far enough in advance to allow for Hythiam's substantive input concerning, any reports or submissions, which will not be prepared according to any policies or methodologies that discriminate against use of the Licensed Technology, regarding care provided using the Licensed Technology that are required to be made to all non-governmental third-party payors, and Hospital shall cooperate in making any such submissions and shall file the same. This
Section 6.8 does not limit Hospital's sole responsibility for the content of these submissions for reimbursement, nor does it create any responsibility on the part of Hythiam for that content, but instead is intended only as protection against Hospital's discretionary discrimination against care provided using the Licensed Technology.

6.9      Cooperation in Connection With Audits

         Hospital and Hythiam agree to reasonably cooperate with each other in any mandated or required external audits of the Hospital's or Hythiam's operations by governmental entities and other unrelated third parties. Such cooperation shall include notifying the other Party within one week of receipt of any such audit notice and making available to the other Party reasonably relevant books and records.

6.10     Environmental Compliance

         Hospital shall be responsible for obtaining and maintaining all material permits, licenses and authorizations under, and shall comply in all material respects with, all environmental laws and regulations with respect to Hospital property. As between the Parties, Hospital will be the generator of all hazardous materials (including but not limited to chemical and radioactive substances and waste) used at Hospital and shall handle all hazardous materials, if any, in compliance with all legal requirements and Hospital's policies and procedures.

6.11     Compensation of Staff Employed by Hythiam.

         Hythiam shall be solely responsible for compensating all personnel employed by Hythiam. Hospital shall have no liability for the payment of wages, fees, payroll taxes, employee benefits and other expenses of Hythiam staff, except or unless as provided in this Agreement.

6.12     Compensation of Personnel Employed by Hospital.

         Hospital shall be solely responsible for compensating all Hospital Personnel and Staff Physicians. Hythiam shall have no liability for the payment of wages, fees, payroll taxes and other expenses of such staff, except or unless as provided in this Agreement.

7        INTELLECTUAL PROPERTY RIGHTS

7.1      Reservation of Rights

         All rights and licenses of any kind in the Licensed Technology and Services not expressly granted in this Agreement are reserved exclusively to Hythiam. There shall be no licenses by implication to the Hospital, any Hospital Personnel, or any Staff Physician under this Agreement, and Hospital agrees not to attack or contest, in any way or in any forum, the validity, enforceability, or Hythiam's ownership of, or rights in, the Licensed Technology and Services, to the maximum extent permitted by Law.


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7.2      Preexisting Intellectual Property

         Except as expressly provided for in this Agreement, Hythiam and Hospital shall each retain all Intellectual Property that they owned prior to the Effective Date, and this Agreement shall not be interpreted or construed to grant a Party any rights, title, interest or license in the other Party's preexisting Intellectual Property.

7.3      Hythiam Ownership

         Hospital acknowledges and agrees that all right, title and interest in and to the Licensed Technology shall be solely and exclusively owned by Hythiam. If Hospital creates, conceives, develops, invents or reduces to practice any inventions (whether or not patentable), documented records of invention or patent disclosures, derivative works, continuations, continuations-in-part, enhancements, trade secrets, know-how, show-how, discoveries, improvements, innovations, ideas, industrial models, processes, methods, formulae, compositions, findings, research and development information, data, databases, content, electronic data files, training manuals, user guides, manufacturing, engineering and technical drawings, manufacturing and production processes and techniques, software and computer programs (in object code and source code), business information and plans, technical knowledge and information, maintenance information, mask works, integrated circuit topographies, Confidential Information, and all other items with similar characteristics, arising out of or related to the Licensed Technology (collectively, the "LICENSEE MODIFICATIONS"), Hospital agrees to assign, and hereby irrevocably assigns, all of Hospital's right, title and interest in and to the Licensee Modifications to Hythiam, including any Intellectual Property rights. Hospital agrees to take or cause to be taken such further actions, to execute, deliver and file or cause to be executed, delivered and filed such further instruments, documents and agreements, and will obtain such consents or waivers, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement at Hythiam's cost. Hospital further agrees to ensure that all Hospital Personnel and/or Staff Physicians who are involved in any way with the Licensee Modifications agree (i) to assign and do assign all of their right, title and interest in the Licensee Modifications, including, without limitation, all Intellectual Property, to Hospital (who in turn shall assign and hereby assigns the same to Hythiam as set forth in this Section 7.3) and/or to assign all such rights directly to Hythiam; and (ii) to waive all moral rights and agree to never assert any moral rights in the Licensee Modifications. Hospital agrees that for purposes of this Agreement the term "moral rights" means any rights of paternity or integrity, including any right to claim authorship of a copyrightable work, to object to a modification of such copyrightable work, and any similar right existing under the judicial or statutory law of any country in the world or under any treaty, regardless of whether or not such right is denominated or generally referred to as a "moral right." Hospital hereby waives and agrees never to assert any moral rights that Hospital may have in any Licensee Modifications, and Hospital hereby further agrees to obtain waivers from Hospital Personnel and/or Staff Physicians to any moral rights that they may have in any Licensee Modifications. Hythiam shall be solely entitled to and shall be solely responsible for, at its sole expense, filing, having filed, prosecuting, having prosecuted, maintaining and having maintained all patents and patent applications, as applicable, relating to the Licensee Modifications. Notwithstanding the foregoing, Hospital shall be solely responsible for, at its sole expense, compliance with any and all applicable laws, regulations, policies, procedures and guidelines relating to the use of the Licensed Technology as set forth in this Agreement. The Parties acknowledge and agree that upon creation and assignment to Hythiam, the Licensee Modifications shall automatically without further action by either Party become part of the Licensed Technology. Hospital will promptly disclose and deliver to Hythiam all Licensee Modifications.

7.4      Use of Trademarks

         Each Party recognizes that the name, logo and trademarks of the other Party represent valuable assets of such entity and that substantial recognition and goodwill are associated with such assets. Each Party hereby agrees that


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neither it nor any of its affiliates shall use the name, logo or any other trademarks of the other Party without the prior written consent of the other party, which will not be unreasonably withheld or delayed. No Party will acquire any right, interest or license in any trademark or service mark of the other Party by virtue of this Agreement. Where possible, Hospital will approve the use of its name in documents for broad dissemination such that Hythiam, once securing approval for use in a brochure or other document, will not need to secure approval for each use of the brochure or document.

7.5      Intellectual Property

         For purposes of this Agreement, "INTELLECTUAL PROPERTY" shall mean all intellectual property and proprietary rights worldwide (whether or not registered or registrable, patented or patentable) including, without limitation, patents (including, without limitation, U.S. Patent No. 6,103,734 and published patents PCT/ES02/00008 and PCT/ES02/00061), copyrights, trademark rights, trade secret rights, know-how, show-how, discoveries, improvements, moral rights, semiconductor chip rights, and rights in ideas, inventions, innovations, Confidential Information, industrial models, processes, methods, formulae, compositions, findings, research and development information, databases, industrial designs, content, electronic data files, training manuals, user guides, drawings, techniques, software, computer programs (in object code and source code), business information, business plans, technical knowledge, technical information, maintenance information, brochures, labels, mask works, integrated circuit topographies, and all other items with similar characteristics, along with all other similar rights and all applications, registrations, divisionals, continuations, continuations-in-part, re-examinations, extensions, reissues and foreign counterparts and documented records of invention or patent disclosures or the like in and to any and all of the foregoing. Intellectual Property shall not include the Subject Data, but will include (i) any de-identified information or database created using the Subject Data, (ii) the underlying formats and designs of any reports or other materials containing all or any part of the Subject Data, and (iii) other information or other materials created, derived, developed, improved or otherwise obtained by or on behalf of a Party directly or indirectly using the Subject Data.

8        INDEMNIFICATION

8.1      Hythiam Indemnification of Hospital

         Hospital shall not be liable to Hythiam or its affiliates or any of their respective officers, directors, employees or other agents for, and Hythiam shall indemnify, defend and hold harmless Hospital and its directors, officers, employees and agents (collectively, the "HOSPITAL INDEMNITEES") from and against, any and all liabilities, losses, suits, claims, costs, expenses (including reasonable attorneys fees and disbursements), interest, penalties, fines, judgments and actual or direct damages of any kind whatsoever (collectively "Losses") to the extent and proportion that such Losses relate to or arise from (i) negligent acts or omission or willful misconduct of Hythiam or any of the Hythiam Indemnitees (as that term is defined in Section 8.2); or (ii) breach of this Agreement by the Hythiam Indemnitees. Notwithstanding other provisions of this Section 8.1, Hospital Indemnitees shall not include Staff Physicians who are not Hospital employees to the extent those physicians are providing patient care, but shall include Staff Physicians who are not Hospital employees to the extent those physicians are providing medical director or other administrative services to or on behalf of Hospital.

8.2      Hospital Indemnification of Hythiam

         Hythiam shall not be liable to Hospital or its affiliates or any of their respective officers, directors, employees or other agents for, and Hospital shall indemnify, defend and hold harmless Hythiam and its directors, officers, employees and agents (collectively, the "HYTHIAM INDEMNITEES") from and against any and all Losses to the extent and proportion that such Losses relate to or arise from (i) negligent acts or omissions or willful misconduct of Hospital or any of the Hospital Indemnitees; or (ii) breach of this Agreement by Hospital or any of the Hospital Indemnitees.

8.3      Procedures for Indemnification

         Each Party shall provide prompt written notice to the other Party upon learning of any occurrence or event that may result in an obligation of the


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other Party under this Section 8; provided that the omission by a Party to give notice of a claim as provided in this Section 8.3 shall not relieve the other Party of its obligations under this Section 8 except to the extent that (i) the omission results in a failure of actual notice to the other Party and (ii) the other Party suffers damages as a result of the failure to give notice of the claim. The other Party shall have the right to maintain control of the defense and all negotiations for settlement of any claims or demands under this Section 8; provided, however, the other Party shall not settle any claims or demands without the prior written consent of the Party giving notice (which shall not be unreasonably withheld). The Party giving notice shall have the right to monitor and participate in any resolution or litigation of any such claim at its own expense, and, if requested, the Party giving notice shall provide to the other Party all reasonable documents and assistance relating to such claim. Notwithstanding the foregoing, neither Party shall be required to take any action under this Section 8.3 (except for the initial giving of notice) that materially prejudices its rights.

9        CONFIDENTIALITY AND NON-DISCLOSURE

9.1      Confidential Information

         Hospital acknowledges and agrees that the Licensed Technology constitutes valuable trade secrets and confidential information of Hythiam. Hospital agrees that it shall take, and shall ensure that Hospital Personnel and Staff Physicians shall take, all reasonable steps to preserve and protect the confidentiality of such trade secrets and confidential information. Such trade secrets and information shall be deemed "CONFIDENTIAL INFORMATION." In addition, Confidential Information shall include the terms of this Agreement and all other proprietary business information Hospital, Hospital Personnel or Staff Physicians have received or receive from Hythiam or obtain as a result of use of the Confidential Information.

9.2      Non-Disclosure

         Hospital agrees to maintain as confidential the Confidential Information and further agrees not to disclose the Confidential Information other than as specifically permitted by this Agreement. At no time shall Hospital use, or allow others to use or have access to, the Confidential Information for any purpose other than performance of Hospital's obligations or exercise of Hospital's rights under and in accordance with this Agreement or disclose the Confidential Information to any third party without the prior written consent of Hythiam, which may be withheld in its sole discretion, and then only after the party to whom such disclosure will be made has agreed in writing to comply with and be bound by the applicable terms of this Agreement, including but not limited to this Section 9. In the event of any legal action or proceeding or asserted requirement under applicable Law requesting or demanding disclosure by Hospital of all or any part of the Confidential Information, Hospital shall immediately notify Hythiam in writing of such request or demand, the terms and circumstances surrounding such request or demand, and the documents requested or demanded so that Hythiam may seek an appropriate protective order or take other protective measures and/or waive Hospital's compliance with the provisions of this Section 9. If in the absence of a protective order or a waiver under this Section 9 from Hythiam, if Hospital, in the reasonable opinion of Hospital's legal counsel, is compelled to disclose any such Confidential Information or otherwise stand liable for contempt or suffer other substantial penalty, Hospital may disclose such Confidential Information as so required without liability under this Section 9; provided, however, that
Hospital: (a) shall give Hythiam written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is practicable; (b) shall furnish only that portion of the Confidential Information which in the reasonable opinion of Hospital's counsel is legally required; and (c) shall cooperate with Hythiam (at Hythiam's expense) to obtain an order or other reliable assurance that confidential treatment will be accorded to such Confidential Information.

10       TERMINATION

         This Agreement may be terminated prior to the expiration of the Term only for Cause (as defined in this Section 10), which cause shall constitute an "EVENT OF DEFAULT." A termination for Cause must be effected by giving written notice to the defaulting Party describing the Event of Default with reasonable specificity and shall be subject to the cure periods set forth in this Section
10. In the event of termination of this Agreement for any reason, each Party shall take all reasonable action and refrain from taking any action to the extent necessary to mitigate that Party's damages arising from or related to the termination.

10.1     Termination by Hospital

         Hospital shall have Cause for termination of this Agreement under the following circumstances:

         10.1.1 If Hythiam shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a voluntary petition in bankruptcy or admit in writing the inability to pay its debts as they become due, make a general assignment for the benefit of creditors or take advantage of any insolvency Law, subject to a thirty (30) day cure period after written notice of termination by Hospital;

         10.1.2 If Hospital presents reasonable evidence that continuation of the Agreement will result directly in a sustained lack of profitability to Hospital, subject to a 180 day advance written notice to Hythiam and no cure period; or

         10.1.3 If Hythiam materially defaults in its performance of any of its material obligations under this Agreement, subject to a thirty (30) day cure period.

10.2     Termination by Hythiam

         Hythiam shall have Cause for termination of this Agreement under the following circumstances:

         10.2.1 If Hospital shall apply for or consent to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, file a voluntary petition in bankruptcy or admit in writing the inability to pay its debts as they become due, make a general assignment for the benefit of creditors or take advantage of any insolvency Law, subject to a thirty (30) day cure period after written notice of termination by Hythiam;

         10.2.2 If hospital loses its license to provide chemical dependency services, subject to a ten (10) day cure period after written notice of termination by Hythiam;

         10.2.3 If Hythiam presents reasonable evidence that continuation of the Agreement will result directly in a sustained lack of profitability to Hythiam subject to 180 days advance written notice to Hospital and no cure period;

         10.2.4 If Hospital materially defaults in its performance of any of its material obligations under this Agreement, subject to a thirty (30) day cure period.

10.3     Opportunity to Cure

         Following the occurrence of an Event of Default (other than (i) the payment of money for which a 10 calendar day period following notice is the only cure period, or (ii) a default, the effects of which are not susceptible to being cured, and for which no cure period shall be available), after receipt of written notice with respect to such default, the defaulting Party shall have the applicable cure period set forth in Section 10.1 or Section 10.2 to cure such Event of Default prior to termination of this Agreement pursuant to the provisions of this Section 10.3. If the default is not cured within the period provided for under this Section 10.3, the Party giving notice of default, may, at its option, terminate this Agreement or exercise any other remedy at Law or equity consistent with this Agreement.

10.4     Force Majeure

         Notwithstanding anything in other sections of this Agreement to the contrary, the time for performance by Hythiam or Hospital of its obligations under this Agreement (including any cure period under Section 10.3) shall be extended, at the performing Party's option, by a period equal to any period of delay for which performance in the customary manner shall be prevented, hindered, or delayed by any extraordinary event not within the control or caused by the fault of that Party including, but not limited to, court orders; governmental requirements; acts or failure to act of the other Party; unknown, undisclosed or concealed conditions; strikes; lockouts; fire; explosions; theft; floods; riot; civil commotions; war; acts of terrorism; malicious mischief; earthquake; materials shortages (on commercially reasonable terms) and/or acts of God; and/or other conditions generally constituting an event of "Force Majeure." Notwithstanding anything in this Agreement to the contrary, neither Hospital nor Hythiam shall be deemed to be in default of this Agreement to the extent it is prevented, hindered or delayed from performing any of its obligations under this Agreement by an event of Force Majeure.

10.5     Notice Obligation

         Each party shall notify the other party at least seventy-two (72) hours in advance of taking any action or filing any documents whatsoever that reasonably could trigger the Event of Default set forth in Section 10.1.1 or
Section 10.2.1.

11       DISCLAIMER OF WARRANTIES

         HOSPITAL ACKNOWLEDGES AND AGREES THAT THE LICENSED TECHNOLOGY AND SERVICES PROVIDED, BEING LOANED, AND/OR LICENSED TO HOSPITAL ARE PROVIDED ON AN "AS IS" AND "AS AVAILABLE" BASIS WITH NO WARRANTY OF ANY KIND. WITH RESPECT TO THIS AGREEMENT HYTHIAM MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DATA ACCURACY, SYSTEM INTEGRATION, OR NON-INFRINGEMENT, REGARDING THE LICENSED TECHNOLOGY OR ANY OTHER MATERIALS OR INFORMATION PROVIDED UNDER THIS AGREEMENT. ADDITIONALLY, WITH RESPECT TO THIS AGREEMENT HYTHIAM MAKES NO REPRESENTATIONS OF ANY KIND, EXPRESS OR IMPLIED, REGARDING THE SAFETY OR EFFICACY OF THE LICENSED TECHNOLOGY, THAT THE LICENSED TECHNOLOGY WILL OPERATE IN A MANNER THAT IS UNINTERRUPTED OR ERROR-FREE, OR REGARDING ANY OTHER SUBJECT MATTER OF THE AGREEMENT.

12       LIMITATION OF LIABILITY

         SUBJECT TO SECTION 8, HYTHIAM ASSUMES NO LIABILITY OR RESPON-SIBILITY FOR HOW HOSPITAL, ANY HOSPITAL PERSONNEL OR ANY STAFF PHYSICIAN USES THE LICENSED TECHNOLOGY FOR OR IN CONNECTION WITH ANY DIAGNOSIS OR TREATMENT MADE OR PROVIDED IN CONNECTION WITH OR RELIANCE ON THE LICENSED TECHNOLOGY, OR FOR INJURY TO PERSONS OR PROPERTY ARISING FROM THE USE OF THE LICENSED TECHNOLOGY. NOT WITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL HYTHIAM HAVE ANY LIABILITY FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING BUT NOT LIMITED TO LOST REVENUES OR LOST PROFITS, LOSS OF BUSINESS OR GOODWILL OR LOSS OF DATA, IN ANY WAY ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF HYTHIAM HAS BEEN ADVISED OR OTHERWISE HAS REASON TO KNOW OR KNOWS OF THE POSSIBILITY OF SUCH DAMAGES. HOSPITAL FURTHER AGREES THAT IN NO EVENT WILL THE TOTAL AGGREGATE LIABILITY OF HYTHIAM FOR ANY CLAIMS, LOSSES, OR DAMAGES ARISING UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT, PRODUCT LIABILITY, OR OTHERWISE, EXCEED $10,000.

13       DEBARMENT OR EXCLUSION

         Each Party hereby represents and warrants that neither it, nor its principals, officers, employees or agents providing services under this Agreement, is and at no time has been excluded from participation in any federally funded health care program, including Medicare and Medi-Cal. Each Party hereby agrees to immediately notify the other Party of any threatened, proposed, or actual exclusion from any federally funded health care program, including Medicare and Medi-Cal. In the event that either Party is excluded from participation in any federally funded health care program during the Term of this Agreement, or if at any time after the Effective Date of this Agreement it is determined that the excluded Party is in breach of this Section, this Agreement shall, as of the effective date of such exclusion or breach, automatically terminate.

14       GOVERNMENT ACCESS

         If applicable, the Parties shall comply with the provisions of Section 1861(v)(1)(l) of the Social Security Act and shall make available, upon written request of the Comptroller General of the United States or the Secretary of the United States Department of Health and Human Services or any of their duly authorized representatives, any books, documents and records that are necessary to verify the nature and extent of the costs incurred by either Party under this Agreement. In addition, each Party shall cooperate with the other Party and provide reasonable access to books and records pertaining to this Agreement and the performance of its obligations to the extent reasonably necessary for compliance with any governmental agency review or audit of the other Party.

15       MISCELLANEOUS

15.1     Assignment

         Except as expressly provided in this Agreement, neither this Agreement nor any right under this Agreement is assignable in whole or in part by either Party without the prior written consent of the other Party, and any attempted assignment without such consent shall be null and void, except that either Party may assign its rights and obligations under this Agreement to its parent, a subsidiary or other controlled affiliate, or to any successor entity without the consent of the other Party by providing the other Party with notice of such permitted assignment.

15.2     Complete Agreement

         This Agreement, including any and all Schedules and attachments listed on the first page of this Agreement, which are hereby incorporated by reference into this Agreement, constitutes the complete and integrated understanding of the Parties with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, with respect to the same subject matter.

15.3     Amendment

         This Agreement may only be amended by a written agreement duly signed by persons authorized to sign agreements on behalf of each Party.

15.4     Notices

         All notices, demands, requests, or other communications which may be or are required to be given or made by any Party to the other Party pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or delivered by overnight air courier addressed as provided on the first page of this Agreement. Each notice, demand, request, or communication which shall be given or made in the manner described in this Section 15.4 shall be deemed sufficiently given or made for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the affidavit of messenger being deemed conclusive but not exclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

15.5     Governing Law and Jurisdiction

         The interpretation and construction of this Agreement, to the extent the particular issue is controlled by state Law, shall be governed by and construed in accordance with the Laws of the State of California (but not including its choice of law provisions), and subject to Section 15.10, exclusive jurisdiction for disputes related to or arising from this Agreement shall be in the state or federal courts of California.

15.6     Waivers and Remedies

         The failure by a Party to insist on strict adherence by the other Party to any term of this Agreement shall not operate or be construed as a waiver by that Party of the right to exercise any right or remedy that it may possess under this Agreement, nor be construed as a bar to the exercise of such right or remedy by such Party with respect to such failure or upon the occurrence of any subsequent breach or violation. Any waiver must be in writing and signed by the Party to be charged.

15.7     Headings; Certain Rules of Construction

         The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. The terms "including" or "include" shall mean "including, without limitation," or "include, without limitation," as the case may be. References to "SECTIONS" shall be to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in this Agreement may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

15.8     Counterparts

         To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each Party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each Party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. A facsimile copy or other reliable reproduction of this Agreement shall be deemed an original.

15.9     Benefits, Binding Effect

         This Agreement shall be binding upon and inure to the benefit of the respective Parties and their permitted assigns and successors in interest.

15.10    Dispute Resolution

         Any claim or controversy arising out of or in connection with this Agreement shall be subject to binding arbitration by a single arbitrator in accordance with the existing Commercial Arbitration Rules of Practice and Procedures of the American Arbitration Association. Any arbitration shall occur in Los Angeles County, California, and any judgment on the award rendered in such arbitration shall be entered in the state or federal courts located in Los Angeles County, California. The prevailing Party in any arbitration proceeding under this Agreement as determined by the arbitrator or in any legal proceedings or actions arising from or in connection with this Agreement shall be entitled to recover reasonable attorneys' fees and costs. Nothing shall prohibit a Party from seeking equitable relief in a court of law to maintain the status quo while an arbitration is pending. The Parties agree that the arbitrator shall not have the right to award punitive damages. In the event of a breach of any Party's obligation to consummate this Agreement or breach of any covenant by any Party to this Agreement, the non-breaching Party shall be entitled to enforce this Agreement as to such matters by injunctive relief and by specific performance, such relief to be without the necessity of posting a bond, cash or otherwise (unless required by applicable Law).

15.11    Expenses

         Except as otherwise expressly provided in this Agreement, each Party shall bear its own expenses (including those of its accountants, advisers or other agents or representatives) incident to the preparation, negotiation, execution and delivery of this Agreement and the performance of its obligations.

15.12    Severability

         The Parties to this Agreement acknowledge and agree that it is their intent and understanding that this Agreement complies with all applicable federal, state and local laws, rules, regulations, court decisions and governmental restrictions (collectively "LAWS"), and that at all times they intend to be in compliance with such Laws. Should any term or provision of this Agreement be deemed invalid or void or unenforceable either in its entirety or in a particular application because it is in conflict with or violates any Law, the remainder of this Agreement shall nonetheless remain in full force and effect and, if the subject term or provision is deemed to be invalid, void or unenforceable only with respect to a particular application, such term or provision shall remain in full force and effect with respect to all other applications. In addition, the Parties agree to amend this Agreement to bring this Agreement in compliance with said Law. Notwithstanding the foregoing, if the Law is deemed by either Party to be so materially adverse that, in either Party's reasonable judgment, the Agreement cannot or should not be so modified; then after discussion and determination by the Parties that it is so materially adverse, the Parties agree that, as a part of the consideration of this Agreement, they will declare this Agreement null and void and, except for the sections specifically surviving termination, of no further force and effect; provided, however, if either Party intends to enforce such declaration of termination but the other Party opposes termination (the "OPPOSING PARTY"), then the Opposing Party may veto such termination so long as the Opposing Party pays for the cost to comply with the Law at issue (if compliance may be achieved by the payment of money alone), in which event this Agreement shall continue in full force and effect; and provided further that this Section 15.12 shall not be construed as providing either Party a basis for terminating this Agreement if the material adverse effect results solely from a change in reimbursement levels as a result of a change in Law.

15.13    Survivability

         Notwithstanding anything to the contrary set forth in this Agreement, Sections 3, 5.2, 5.3, 6, 7, 8, 9, 11, 12 and 15 shall survive the termination of this Agreement.

                                   SCHEDULE A


1.       DESCRIPTION OF LICENSED TECHNOLOGY TO BE PROVIDED TO HOSPITAL:

         Any and all Hythiam treatment protocols provided by Hythiam during the Term to Hospital for, or related to, rapidly administered neurological addiction recovery and related conditions, including but not limited to: Hythiam's Addiction Neuro-Restoration Detox System ("HANDS(TM)") for Addictions; HANDS(TM) for Alcohol; HANDS(TM) for Cocaine; HANDS(TM) for Crack Cocaine; HANDS(TM) for Poly-Drug; HANDS(TM) for Alcohol and Cocaine; along with all related Intellectual Property, Confidential Information, Services and other materials and information provided by Hythiam to Hospital, including without limitation all Licensee Modifications.

2.       LOCATION FOR USE OF LICENSED TECHNOLOGY:

         Lake Chelan Community Hospital
         503 East Highland Avenue
         P.O. Box 908 Chelan, WA 98816

3.       AUTHORIZED PURPOSES FOR USE OF LICENSED TECHNOLOGY:

         For provision of substance abuse and/or addiction treatment only in accordance with the terms of this Agreement.

4.       AUTHORIZATION TO BE PROVIDED BY HYTHIAM:

         Hythiam will designate each individual authorized to use the Licensed Technology upon the execution by qualified individuals of confidentiality and proprietary information agreements with Hythiam (each an "AUTHORIZED USER"). Notwithstanding the foregoing, execution by Authorized Personnel of confidentiality agreements with Hythiam shall not eliminate or limit in any way Hospital's obligations as set forth in this Agreement with respect to disclosure and use to and by Hospital Personnel or Staff Physicians of the Licensed Technology. The list of Authorized Users is set forth on Schedule B, as amended from time to time. Unless a shorter period is specified in writing by Hythiam, during the Term each Authorized User must undergo reauthorization at least every twenty-four (24) months ("AUTHORIZED PERIOD"). Any Hospital Personnel or Staff Physicians who are not reauthorized within the specified time frame must immediately cease any and all use of the Licensed Technology at the end of the Authorized Period. Notwithstanding the foregoing, all Hospital Personnel and Staff Physicians must immediately cease any and all use of the Licensed Technology upon termination of this Agreement for any reason. Designation of an individual by Hythiam as an Authorized User is in no way an evaluation or certification by Hythiam of that individual's ability or fitness to deliver patient care services, but instead is only a mechanism for protection of Hythiam's Intellectual Property and other rights in and to the Licensed Technology.

5.       TERMS FOR PROVISION BY HOSPITAL OF SUBJECT DATA TO HYTHIAM:

         Hospital will provide Hythiam access to its files and records to the extent reasonably necessary for Hythiam to access and make use of the Subject Data in compliance with all applicable Laws and this Agreement. Hospital also, in accordance with Section 6.6, shall, to the fullest extent allowed by Laws, obtain all consents or authorizations necessary for Hythiam to be able to collect from Aftercare providers, and to authorize Aftercare providers to disclose to Hythiam, patient data with respect to Hospital patients treated using the Licensed Technology for a period of up to two (2) years following that Hospital treatment. In addition, at Hythiam's request and expense, Hospital shall cooperate with Hythiam in enabling the interface of the Hospital information system with Hythiam's information system to the extent reasonably necessary to facilitate Hythiam's access to the Subject Data, subject to compliance of the interface with applicable Laws.

6.       TERMS FOR PROVISION BY HYTHIAM OF DATA COLLECTION AND REPORTING TO
         HOSPITAL:

         Hythiam will provide data collection and reporting services to Hospital, and data aggregation services to Hospital in accordance with the HIPAA Privacy Rule, including provision of the following reports: Pre-registration intake of demographic and financial information; Addiction severity index; Brief clinical screening data; Predictive index modeling using treatment and Aftercare follow-up information; Patient and Hospital satisfaction surveys; Identification and assessment of counseling services outside the Hospital service area. The list of data aggregation reports may be modified or expanded upon agreement of the Parties, including for additional fees. Notwithstanding any other provision of this Agreement, Hospital may share the Data Reports internally for its own internal business purposes.

         Hythiam's data collection services will include, but are not limited to, pre- and post-treatment interviews with patients, administration of certain questionnaires, follow-up interviews with patients for up to two years after treatment, and collection of patient data from Aftercare providers. Hythiam will provide any of the data collection services that involve direct patient contact only on behalf of Hospital and only in strict accordance with protocols, procedures and questionnaires provided by or approved by Hospital in advance. Hythiam shall not provide any medical advice, diagnosis or treatment services to patients.

7.       TERMS FOR PROVISION BY HYTHIAM OF MARKETING SERVICES TO HOSPITAL:

         Hythiam will assist with speakers' bureau and local seminars, provide awareness presentations to the community and to Hospital staff, and make available its national Web site listing Hospital as a provider that has licensed the Hythiam Technology. Hythiam also will provide marketing collateral for private labeling and use by Hospital. Upon Hythiam's execution of a Technology License and Administrative Services Agreement, or similar agreement, with a hospital in the Seattle market that has more than 300 beds, Hythiam will provide a community marketing representative to collaborate with Hospital marketing staff, provide consulting advice, and make direct sales calls on third-party payers.

8.       TERMS FOR PROVISION BY HYTHIAM OF AFTERCARE SERVICES TO HOSPITAL:

         All on behalf of Hospital and in return for the Aftercare Service Fees set forth in paragraph 10 of this Attachment A, Hythiam shall arrange for and pay for (up to $[HC-03 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] for each patient) and collect data (for a period of up to two years following treatment) concerning the recovery follow-up treatment for Hospital patients provided treatment using the Licensed Technology, provided that within thirty (30) days after receiving that treatment the patient enrolls in an aftercare program where services are provided by a certified or licensed health care provider ("AFTERCARE"). Hythiam shall provide Hospital and treating physicians with options for Aftercare providers for their patients from a list maintained by Hythiam. Notwithstanding the foregoing, Hythiam does not and shall not endorse or recommend any specific provider and is not and shall not be responsible or accountable in any way for the care provided by any Aftercare provider.

9.       LICENSE AND SERVICES FEES; AFTERCARE FEES:

         License and Services Fees: Hospital shall pay Hythiam a License and Services Fee for each patient treated at or by Hospital using the Licensed Technology as follows:

         Each episode of Treatment for alcohol dependency-- $[HC-04 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

         Each episode of Treatment for psycho stimulant dependency-- $[HC-05 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

         The License and Services Fees set forth in this paragraph 9 do not include costs for any services other than those set forth in Section 4 and do not include any Aftercare or other services required or requested as a result of any extended stays, complications or subsequent episodes of treatment, the total cost for which as between the Parties is the responsibility of Hospital. For purposes of this Agreement, Aftercare shall mean any and all related follow-up care, recovery care, services, referrals or consultations.

         For purposes of this paragraph 9, a patient's admission date will determine the month in which that patient was treated. Except as set forth in paragraph 11 of this Schedule A, any treatment provided to any patient by, at or on behalf of Hospital using all or any part of the Licensed Technology shall be included in the calculation of the Services Fees. At least monthly, Hospital shall pay Hythiam the License and Services Fee in accordance with Section 5.2, with any additional License and Service Fees due under this paragraph 9 paid by Hospital upon reconciliation as set forth in Section 5.3.

         Aftercare Services Fees: Hospital shall pay Hythiam up to $[HC-06 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] per patient for the provision of the Aftercare Services, as set forth in paragraph 8 of this Schedule A, which shall include payments to be made by Hythiam on behalf of Hospital to the Aftercare provider for providing its care.

10.      HOSPITAL CHARGES

         Each Episode of Treatment for alcohol dependency, with Aftercare-$[HC-07 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

         Each Episode of Treatment for psycho stimulant dependency, with Aftercare-$[HC-08 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.].

         These charges include both technical and professional fee components, as well as the cost of Aftercare, and Hospital shall be responsible for allocation of the charges between those components. Hospital shall ensure that Staff Physicians do not bill any additional fees or charges for professional services that are included in each Episode of Treatment.

         Any Hospital charges for extended stays, complications or follow-on care or treatment shall be in accordance with Hospital's normal and customary charges. Hythiam shall have no responsibility for payment of any Hospital costs or charges for any reason.

         For purposes of this Agreement, an Episode of Treatment shall include:

         o Alcohol dependency- two administrations of the Hythiam HANDS(TM)for alcohol protocol provided during a two night stay.

         o Psycho-stimulant dependency or poly-addictions - Five administrations of the Hythiam HANDS(TM) for cocaine or crack cocaine protocol provided during an aggregate of five nights (three nights for the initial treatment plus a follow-up treatment three weeks later requiring a two night stay).

11.      PAYER DISCOUNTS

         Hospital agrees for up to [HC-09 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.] ([HC-10 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]) patients per year during the Term that if (i) the treating physician determines that treatment using the Licensed Technology is in the best interest of the patient and the patient desires that treatment, and
(ii) a third-party payer that does not at the time have an agreement with Hospital to reimburse Hospital for treatment using the Licensed Technology is willing to agree in writing to reimburse Hospital for that treatment for the patient at issue as a way of trying out a reimbursement arrangement, then (i)

Hospital shall agree in writing with the payer to provide treatment using the Licensed Technology to that patient for a [HC-11 TEXT DELETED--CONFIDENTIAL TREATMENT REQUESTED BY HYTHIAM, INC.]% discount off the then-current Hospital charges (PAYER DISCOUNT"). With respect to each Payer Discount, Hospital agrees that it will not reduce or discount the amount of professional fees paid to the treating physician from its customary practice, and Hythiam agrees that the patient will not be counted in the patient totals used to determine its License and Services Fees.

                                   SCHEDULE B

                                AUTHORIZED USERS

                                   SCHEDULE C


                    BUSINESS ASSOCIATE AND DATA USE AGREEMENT

--------------------------------------------------------------------------------

                         LAKE CHELAN COMMUNITY HOSPITAL
                                       AND
                                  HYTHIAM, INC.

--------------------------------------------------------------------------------

This Business Associate Agreement ("B.A. AGREEMENT"), effective as of 5-10-04 ("EFFECTIVE DATE"), is entered into by and Lake Chelan Community Hospital ("COVERED ENTITY") and Hythiam, Inc. ("HYTHIAM") (each a "PARTY" and collectively the "PARTIES").

1. BACKGROUND AND PURPOSE. The Parties have entered or are entering into an agreement for the provision by Hythiam of technology and services to Covered Entity ("AGREEMENT"). Performance of the Agreement may involve Protected Health Information (as defined in 45 C.F.R. ss.164.501) ("PHI") subject to the federal privacy regulations issued pursuant to the Health Insurance Portability and Accountability Act ("HIPAA") and codified at 45 C.F.R. parts 160 and 164 ("PRIVACY RULE"). The purpose of this B.A. Agreement is to amend the Agreement to the extent and only to the extent necessary to allow for Covered Entity's compliance with the Privacy Rule.

2.    DEFINITIONS.   Unless  otherwise  defined  in  this  B.A.  Agreement,  all capitalized terms used in this B.A. Agreement have the meanings ascribed in HIPAA and/or the Privacy Rule.

3.    OBLIGATIONS OF THE PARTIES WITH RESPECT TO PHI.

3.1 Uses and Disclosures of PHI by Hythiam. Except as otherwise specified in this B.A. Agreement, Hythiam may Section make any and all uses and disclosures of PHI necessary to perform and enforce the Agreement. In addition, unless otherwise limited in this B.A. Agreement, Hythiam may (a) use the PHI in its possession for its proper management and administration and to carry out the legal responsibilities of Hythiam; (b) disclose the Minimum Necessary information in its possession to a third party for the purpose of Hythiam's proper management and administration or to carry out the legal responsibilities of Hythiam, provided, that such disclosure is required by law or Hythiam obtains reasonable assurances from the third party regarding the confidential handling of such PHI as required under the Privacy Rule; (c) provide Data Aggregation services relating to the health care operations of the Covered Entity; (d) use the PHI to create a Limited Data Set ("LDS"), the use and disclosure of which shall be governed by the Data Use Agreement set forth in 5 of this B.A. Agreement and by the Privacy Rule; and (e) de-identify any and all PHI obtained by Hythiam under this B.A. Agreement, and use such de-identified data, all in accordance with the de-identification requirements of the Privacy Rule.

3.2 Obligations of Hythiam. With regard to its use and/or disclosure of PHI that is not in an LDS, Hythiam agrees to:

      a. not use or further disclose the PHI other than as permitted or required by this B.A. Agreement or as Required By Law;

      b. use appropriate safeguards to prevent use or disclosure of PHI other than as permitted in Section 3.2(a);


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

      c. report to Covered Entity in writing any use or disclosure of PHI not permitted in Section 3.2(a) of which Hythiam's management becomes aware and, to the extent practicable, minimize harmful effects of that use or disclosure;

      d. ensure that any agents and subcontractors to which Hythiam provides PHI agree to the same restrictions and conditions that apply to Hythiam with respect to such PHI;

      e. make available within twenty (20) days after request by the Covered Entity PHI necessary for Covered Entity to respond to an Individuals' request for access to PHI about them in the event that the PHI in Hythiam's possession constitutes a Designated Record Set;

      f. make available PHI for amendment and incorporate within ten (10) days after request by Covered Entity any amendments to the PHI in accordance with the Privacy Rule in the event that the PHI in Hythiam's possession constitutes a Designated Record Set;

      g. document such disclosures of PHI as would be required for Covered Entity to respond to a request by an Individual for an accounting of disclosures in accordance with 45 CFR ss. 164.528 and provide, within 20 days after Covered Entity requests the information in writing, an accounting of any disclosures of PHI for up to the six-year period preceding the date of the request for an accounting that includes the date of the disclosure, the name and address of the person or entity to whom the PHI was disclosed, a brief description of the PHI disclosed and a brief statement of the purpose of the disclosure and an explanation of the basis for the disclosure;

      h. make its internal practices, books and records relating to the use and disclosure of PHI available to the Secretary of HHS within a reasonable timeframe as required by the Secretary for purposes Section of determining Covered Entity's compliance with the Privacy Rule; and

      i. return to Covered Entity or destroy, within ninety (90) days of the termination of this B.A. Agreement, the PHI in its possession as a result of the Agreement and retain no copies, if it is feasible to do so. If Hythiam in its discretion determines that return or destruction is infeasible, Hythiam agrees to extend all protections contained in this B.A. Agreement to Hythiam's use and/or disclosure of any retained PHI, and to limit any further uses and/or disclosures to the purposes that make the return or destruction of the PHI infeasible. Notwithstanding the foregoing, this 3.2(i) shall not apply to any PHI in an LDS, the use and disclosure of which shall be governed by Section 5 of this B.A. Agreement.

3.3 Obligations of Covered Entity. Covered Entity agrees to timely notify Hythiam in writing of any arrangements between Covered Entity and the individual that is the subject of PHI that may impact in any manner the use and/or disclosure of that PHI by Hythiam under this B.A. Agreement.

3.4 Effect of Changes to the Privacy Rule. To the extent that any relevant provision of the Privacy Rule is materially amended in a manner that changes the obligations of Business Associates or Covered Entities that are embodied in the terms of this B.A. Agreement, the Parties agree to negotiate in good faith appropriate amendment(s) to this B.A. Agreement to give effect to these revised obligations.


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

4. TERMINATION BY COVERED ENTITY. With respect to the Agreement, upon Covered Entity's knowledge of a material breach of the terms of this B.A. Agreement by Hythiam, Covered Entity shall provide Hythiam written notice of that breach in sufficient detail to enable Hythiam to understand the specific nature of that breach and afford Hythiam an opportunity to cure the breach. If Hythiam fails to cure the breach within a reasonable time specified by Covered Entity (in any event not less than ten (10) days and if Hythiam is making reasonable efforts to cure, Covered Entity may extend the cure period to allow for that cure), Covered Entity may terminate this B.A. Agreement as well as terminate those portions, but only those portions, of the Agreement that, by their express terms, require or permit Hythiam access to PHI and only to the extent of that requirement or permission. In such instance, the remaining provisions of the Agreement that do not, by their express terms, require or permit Hythiam access to PHI shall remain in full force and effect, including any and all of Covered Entity's payment and performance obligations (to the extent any such performance obligations do not require Hythiam access to PHI); provided that, notwithstanding the foregoing, Covered Entity shall be entitled to terminate the Agreement in its entirety if and to the extent that the overall intent and purpose of the Agreement (i) is directly and materially related to and dependent upon Hythiam access to PHI, and (ii) would be frustrated if Covered Entity were not permitted to terminate the Agreement. In addition, if Hythiam, in its sole discretion, can perform the Agreement with information that has been de-identified under the Privacy Rule or with an LDS, the Agreement will remain in full force and effect, except with respect to, and only with respect to, those provisions that require or permit Hythiam access to PHI that is not in an LDS, which provisions shall be deemed modified to provide Hythiam access to PHI that has been de-identified under the Privacy Rule and access to PHI in an LDS.

5.    DATA USE AGREEMENT.

5.1 Preparation of the LDS. Hythiam may prepare an LDS in accordance with the Privacy Rule and Section 3.1(d) of this B.A. Agreement.

5.2 Minimum Necessary Data. In preparing the LDS, Hythiam will include only those data fields which are the minimum necessary to accomplish the purposes set forth in Section 5.3 of this B.A. Agreement.

5.3 Permitted Uses and Disclosures of the LDS. Hythiam may use the LDS for its Research and Public Health activities, for the Health Care Operations of Covered Entity, and as Required By Law. Hythiam may disclose the LDS for the same purposes in accordance with the Privacy Rule.

5.4 Responsibilities of Hythiam. With regard to its use and/or disclosure of the LDS, Hythiam agrees to:

      a.    not use or  further  disclose  the LDS other  than as  permitted  by
            Section 5.3 of this B.A. Agreement;

      b. use appropriate safeguards to prevent use or disclosure of the LDS other than as permitted by Section 5.3 of this B.A. Agreement;

      c. report to Covered Entity in writing any use or disclosure of the LDS that is not permitted by Section 5.3 of this B.A. Agreement of which Hythiam's management becomes aware and, to the extent practicable, minimize harmful effects of that use or disclosure;

      d. ensure that any agents, subcontractors, or other third parties to which Hythiam provides the LDS agree to the same restrictions and conditions that apply to Hythiam with respect to such LDS; and

      e.    not  use  the   information  in  the  LDS  to  identify  or  contact
            individuals who are the data subjects.


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

6.    MISCELLANEOUS.

6.1 Agreement. The Agreement is hereby amended to incorporate the terms of this B.A. Agreement. The terms of this B.A. Agreement shall prevail in the case of any conflict with the terms of the Agreement to the extent and only to the extent necessary to allow Covered Entity to comply with the Privacy Rule.

6.2 Survival. With respect to the Agreement, Sections 1, 2, 3.2, 3.3, 3.4, 4.and 6 of this B.A. Agreement shall survive termination of this B.A. Agreement and continue indefinitely solely with respect to PHI Hythiam retains in accordance with Section 3.2.i. With respect to the Agreement,
      Section 5 of this B.A. Agreement shall survive termination of this B.A. Agreement and continue indefinitely solely with respect to any LDS that Hythiam possesses.

6.3 No Third Party Beneficiaries. Nothing in this B.A. Agreement shall confer upon any person other than the Parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities whatsoever.

IN WITNESS WHEREOF, each of the undersigned has caused this B.A. Agreement to be duly executed in its name and on its behalf.

LAKE CHELAN COMMUNITY HOSPITAL            HYTHIAM, INC.


By:  /s/ Larry Peterson                   By: /s/ Chuck Timpe
     ---------------------------              ----------------------------------

Print Name: Larry Peterson                Print Name: Chuck Timpe
            --------------------                      --------------------------

Print Title: CEO                          Print Title: CFO
             -------------------                       -------------------------



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